Exhibit 99.1

Investor Contact:

Larry Clark

Investor Relations for Power-One

Investor.Relations@Power-One.com

(310) 478-2700 ext. 29

POWER-ONE ANNOUNCES FIRST QUARTER 2012 RESULTS

•	Exceeds revenue guidance with quarterly revenue of $226 million
•	Reports EPS of $0.03 in the first quarter, includes $0.04 net loss on FX remeasurement
•	Operating cash flow of $23 million in the quarter

Camarillo, CA, May 3, 2012– Power-One, Inc. (NASDAQ: PWER), a leading provider of renewable energy and energy-efficient power conversion and power management solutions, today announced financial results for the first quarter of 2012. For the quarter ended April 1, 2012, Power-One recorded net sales of $226 million,with Renewable Energy Solutions contributing $149 million and Power Solutions posting $77 million. Net income attributable to common stockholders for the first quarter was $5 million, or $0.03 per diluted share.  This includes a loss, net of tax, of $0.04 per share on foreign currency remeasurement due to the recent strengthening of the Euro versus the dollar.

“In the first quarter of 2012, Power-One was able to exceed its revenue guidance forecast as a result of higher demand for residential and commercial inverters in Europe,” said Richard Thompson, Chief Executive Officer of Power-One. “We anticipate these trends will continue into the second quarter as customers commission PV assets ahead of announced or expected reductions in subsidies.”

“In addition to the upturn in demand in Europe, our new TRIO family of 3-phase inverters is being well received, particularly in Northern Europe,” continued Mr. Thompson. “Further, there is a high degree of interest for our liquid-cooled ULTRA central inverters, which are in beta testing with three large EPC companies and will begin shipping in volume quantities in the second half of 2012.”

Renewable Energy Solutions

In the first quarter of 2012, Renewable Energy (RE) Solutions saw strength from the European region that exceeded its forecast.  Power-One also continues to build its footprint in newer regions, including the United States and Asia Pacific.  Inverter and related products generated sales of $149 million and an operating margin of 13% for the first quarter of 2012. In the quarter, Power-One shipped 672 MW of inverters, up 10% year-over-year.

Power Solutions

Power Solutions recorded sales of $77 million and an operating margin of 9%for the first quarter of 2012, showing continued improvement in margins. In the quarter, revenue was positively impacted by increased demand in the Industrials segment.Power Solutions posted its sixth consecutive quarter of operating profit, which was driven by improved operating efficiencies.

Business Outlook

Due to near-term strength in the photovoltaic market in advance of anticipated reductions in feed-in-tariffs, Power-One expects demand to be stronger and forecasts revenue of $240 million to $260 million in the second quarter of 2012, a sequential increase of 6% to 15%.

Earnings Conference Call

Power-One will discuss its 2012 first quarter results today at 2:00 p.m. Pacific Time.  The call will be available both via the telephone at (877) 390-5535 or (631) 291-4579, conference ID #72132591, or over the Internet through the Power-One investor relations web site at http://investor.power-one.com.   To listen to the call, please log-in at least 10 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, the webcast will be available on the investor relations section of the Power-One web site at http://investor.power-one.com/events.cfm throughout the current quarter.

About Power-One

Power-One is a leading provider of renewable energy and energy-efficient power conversion and power management solutions and is the world’s second largest designer and manufacturer of photovoltaic inverters.  Its renewable energy products enable the industry’s highest yielding conversion of power from solar arrays for use by utilities, commercial enterprises and homes.  Power-One has a 40 year history as the leader in high efficiency and high density power supply products for a variety of industries including Renewable Energy, Servers Storage & Networking, Industrial and Network Power Systems.  The company is headquartered in Camarillo, CA and has global sales offices, manufacturing, and R&D operations in Asia, Europe, and the Americas. Power-One is traded on NASDAQ under the ticker symbol PWER. For more information, please visit www.Power-One.com.

Safe Harbor Statement

Statements made in this press release which state the Company’s or management’s intentions, beliefs, expectations or predictions for the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and may include statements regarding anticipated future productivity. It is important to note that future performance and actual results could differ materially from those discussed in or underlying such forward-looking statements as a result of risks and uncertainties that cannot be predicted or quantified and that are beyond the Company’s control. Important factors that could cause actual results to differ materially include, but are not limited to: economic conditions in general and business conditions in the power supplies and renewable energy markets; foreign exchange rates; the Company’s ability to improve its operational and supply chain efficiencies; competitive factors such as pricing and technology; the timing and results achieved in completing product manufacturing transitions to Company facilities in China or other low-cost locations;  the threat of a prolonged economic slowdown or a lengthy or severe recession; continued volatility of the financial markets, including fluctuations in interest rates and trading prices of the Company’s equity securities; the results of pending legal proceedings; the Company’s ability to secure market share in higher margin, high-growth markets; the market growth of product sectors targeted by the Company as sectors of focus; and the Company’s ability to increase working capital.  Additional information concerning factors that could cause actual results to differ materially from expectations expressed in this press release are described in the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 from time to time, which are also available through the Company’s Website at www.power-one.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Power-One undertakes no obligation to publicly update or revise any forward-looking statement.

POWER-ONE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(UNAUDITED)

	April 1,	January 1,
	2012	2012

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$223,996	$204,881
Accounts receivable:
Trade (net of allowance)	203,179	233,252
Other	13,952	9,639
Inventories	158,452	160,515
Prepaid expenses and other current assets	12,605	15,351

Total current assets	612,184	623,638

PROPERTY AND EQUIPMENT, net	93,389	87,223
INTANGIBLE ASSETS, net	17,006	17,414
OTHER ASSETS	12,967	15,241

TOTAL ASSETS	$735,546	$743,516

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$147,219	$177,333
Income Tax Payable	6,434	4,020
Other accrued expenses and current liabilities	61,631	64,754

Total current liabilities	215,284	246,107

OTHER LONG-TERM LIABILITIES	59,946	56,824

STOCKHOLDERS’ EQUITY:
Preferred stock	36,326	36,326
Common stock	122	122
Additional paid-in capital	656,047	652,971
Accumulated other comprehensive income	15,724	4,048
Accumulated deficit	(247,903)	(252,882)

Total stockholders’ equity	460,316	440,585

TOTAL LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$735,546	$743,516

POWER-ONE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(UNAUDITED)

	Three Months Ended
	April 1,	April 3,
	2012	2011

RENEWABLE ENERGY SALES	$148,736	$151,629
POWER SALES	77,013	92,914
TOTAL SALES	225,749	244,543
COST OF GOODS SOLD	170,765	160,285
GROSS PROFIT	54,984	84,258

GENERAL AND ADMINISTRATIVE
Selling, general and administrative	24,247	21,085
Research and development	11,741	11,296
Litigation charges	82	235
Amortization of intangibles	413	442
Total expenses	36,483	33,058

INCOME FROM OPERATIONS	18,501	51,200

INTEREST AND OTHER INCOME (EXPENSE):
Interest income	202	483
Interest expense	(239)	(1,387)
Other income (expense), net	(8,951)	(2,213)
Total interest and other income (expense)	(8,988)	(3,117)

INCOME BEFORE INCOME TAXES	9,513	48,083

PROVISION FOR INCOME TAXES	4,231	17,451
EQUITY IN EARNINGS (LOSSES) FROM JOINT VENTURE	(303)	182
NET INCOME	$4,979	$30,814

PREFERRED STOCK DIVIDEND AND ACCRETION	-	866

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$4,979	$29,948

BASIC INCOME PER SHARE	$0.03	$0.25
DILUTED INCOME PER SHARE	$0.03	$0.20

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	121,894	103,791
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	156,231	140,920